Exhibit 5-A

[Tech Data Corporation Letterhead]

September 2, 2011

Tech Data Corporation

5350 Tech Data Drive

Clearwater, Florida 33760

Re:	Tech Data Corporation Form S-3 Registration Statement

Ladies and Gentlemen:

I have acted as counsel to Tech Data Corporation, a Florida corporation (the “Company”). This opinion is furnished in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time, in one or more series (if applicable), of its debt securities (the “Debt Securities”). The Debt Securities are to be issued under an indenture (as amended or supplemented, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”).

The Company has authorized me to furnish an opinion on certain matters in connection with the Registration Statement. I have received, examined and reviewed only the following documents, and have made no independent verification of the facts asserted to be true and correct in those documents:

A. The Articles of Incorporation of the Company, as certified by the Florida Department of State.

B. The Bylaws of the Company.

C. the Registration Statement and the documents incorporated by reference therein;

D. a form of the underwriting agreement;

E. the Indenture (including a form of Debt Security attached as an exhibit thereto); and

F. Resolutions of the Board of Directors of the Company duly adopted on August 31, 2011.

I do not express any opinion concerning any law other than the laws of Florida.

In rendering this opinion, I have made the following assumptions:

(i) All statutes, judicial and administrative decisions, and rules and regulations of governmental agencies constituting the law for which opining counsel is assuming responsibility are published or otherwise generally accessible in each case in a manner generally available to lawyers practicing in opining counsel’s judicial circuit;

(ii) The constitutionality and validity of all relevant laws, regulations and agency actions, unless a reported case has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult.

(iii) The genuineness of each signature, the completeness of each document submitted to me, the authenticity of each document reviewed by me as an original, the conformity to the original of each document reviewed by me as a copy and the authenticity of the original of each document received by me as a copy; and

September 2, 2011

(iv) The truthfulness of each statement as to all factual matters contained in the documents reviewed by me.

Based solely on the foregoing, and subject to the qualifications and limitations stated in this letter, I am of the opinion that:

the issuance and sale by the Company of Debt Securities in one or more series have been duly authorized by all necessary corporate action of the Company, subject only to the establishment of the terms of each such series pursuant to such authorization, whereupon such series of Debt Securities will be duly authorized by all necessary corporate action of the Company.

I hereby consent to the filing of this opinion letter as Exhibit 5-A to the Registration Statement and to the reference to me in the Registration Statement, the related prospectus and in any prospectus supplements related thereto under the heading “Legal Matters.” In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the an expert with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and I assume no obligation to advise, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

TECH DATA CORPORATION

/s/ David R. Vetter

David R. Vetter

Senior Vice President and General Counsel